As filed with the Securities and Exchange Commission on June 26, 1998

                                            REGISTRATION NO. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                    under the

                             SECURITIES ACT OF 1933

                                ----------------

                               EPIX MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)

                   Delaware                               04-3030815
         (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)              Identification No.)

                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 449-1400
                    (Address of Principal Executive Offices)

                 AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

             Michael D. Webb, President and Chief Executive Officer
                               EPIX Medical, Inc.
                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 449-1400
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000


                         CALCULATION OF REGISTRATION FEE

========================================================================================================
          Title of               Amount to be       Proposed         Proposed             Amount of
 securities to be registered      registered         maximum          maximum       registration fee (1)
                                                 offering price      aggregate
                                                    per share     offering price
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    250,000 shares       $10.1875     $2,546,875.00           $752.00
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the bid and asked prices on June 25, 1998 as reported by the Nasdaq National Market.

================================================================================

                                EXPLANATORY NOTE



     The contents of the Registration Statement on Form S-8 (File No. 333-30531) of EPIX Medical, Inc. are hereby incorporated by reference. The purpose of this S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1992 Equity Incentive Plan.


Exhibits.
---------
   5.1    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to
          the legality of shares being registered.

  23.1    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          (included in opinion of counsel filed as Exhibit 5.1).

  23.2    Consent of Ernst & Young, LLP, independent auditors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on June 26, 1998.

                               EPIX MEDICAL, INC.


                               By: /s/ Michael D. Webb
                                   --------------------------------------
                                   Michael D. Webb
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                                Date
         ---------                    -----                                ----
     /s/ Michael D. Webb              President, Chief  Executive       June 26, 1998
---------------------------------     Officer and Director
         Michael D. Webb              (Principal Executive Officer)


     /s/ Jeffrey R. Lentz             Vice President, Finance and       June 26, 1998
---------------------------------     Administration and Chief
         Jeffrey R. Lentz             Financial Officer
                                      (Principal Financial
                                      Officer and Principal
                                      Accounting Officer)


 /s/ Christopher F.O. Gabrieli        Chairman of the Board             June 26, 1998
---------------------------------     and Director
     Christopher F.O. Gabrieli


/s/ Stanley T. Crooke, M.D. Ph.D.     Director                          June 26, 1998
---------------------------------
    Stanley T. Crooke, M.D. Ph.D.


     /s/ Luke B. Evnin, Ph.D.         Director                          June 26, 1998
---------------------------------
         Luke B. Evnin, Ph.D.


  /s/ Randall B. Lauffer, Ph.D.       Director                          June 26, 1998
---------------------------------
      Randall B. Lauffer, Ph.D.

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


                                  EXHIBIT INDEX


Exhibit                                                                         Sequential
Number    Description                                                            Page No.
-------   -----------                                                            --------
  5.1     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to
          the legality of shares being registered. Filed herewith.

 23.1     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          (included in opinion of counsel filed as Exhibit 5.1).

 23.2     Consent of Ernst & Young LLP, independent auditors. Filed herewith.

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